Exhibit 99.1


                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION

In re:                         :    Chapter 11
                               :
NEWPOWER HOLDINGS, INC.,       :    Case No. 02-10836
                               :    (jointly administered with
           Debtor.             :    Case No. 02-10835)
                               :
                               :    Judge Drake
-------------------------------:


          JOINT MOTION FOR AUTHORITY TO COMPROMISE AND SETTLE CLAIMS
                       PURSUANT TO BANKRUPTCY RULE 9019
                       --------------------------------

      COME NOW, NewPower Holdings, Inc. the debtor and debtor-in-possession in the above-styled bankruptcy case (the "Debtor"), and Credit Suisse First Boston, LLC (formerly known as Credit Suisse First Boston Corporation, in its own right and as successor in interest to Donaldson, Lufkin & Jenrette Securities Corporation and DLJDirect, Inc.), UBS Financial Services, Inc. (as successor-in interest to PaineWebber Incorporated), CIBC World Markets Corp., Chase Securities Inc. (now known as J.P. Morgan Securities Inc.) and Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) (collectively, the "Underwriters," with the Debtor, the "Parties"), and file this Motion For Authority To Compromise and Settle Claims Pursuant to Bankruptcy Rule 9019 (the "Motion"), showing this Court as follows:

I.    Preliminary Statement

      By this Motion, the Parties propose to completely resolve the Underwriters' claims in these cases, which claims are alleged to be approximately $16 million, by a lump sum cash payment of $1,042,128.07. The Parties believe the resolution of these issues satisfies the requirements of Bankruptcy Rule 9019 as (1) the merits of the Debtor's defenses to the Underwriters' claims are the subject of reasonable dispute, (2) the complexity, expense, inconvenience and delay attending the litigation of the Underwriters' claims justify the proposed settlement and (3) the proposed settlement is in the best interests of creditors, as it will limit administrative costs and reduce the Underwriters' claims.

II.   Parties and Jurisdiction

      1. On June 11, 2002, The New Power Company ("New Power"), the Debtor and TNPC Holdings, Inc. ("TNPC") (collectively "Debtors") filed voluntary petitions under Chapter 11 of Title 11 of the United States Code.

      2. The Debtors have continued in possession of their properties and have continued operation as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On August 15, 2003, the Court entered its Order Confirming Debtors' Second Amended Chapter 11 Plan With Respect to the Debtor and Administrative Bar Date and Other Matters (the "Confirmation Order").

      3. The Underwriters underwrote an initial public offering of the Debtor's Common Stock (the "IPO") pursuant to that certain Underwriting Agreement dated October 4, 2000 (the "Underwriting Agreement"). The Underwriters allegedly hold claims against the Debtor pursuant to the Underwriting Agreement which are fixed and compromised by this Motion.

III.  Background

A.    The Securities Litigation

      4. In and around March and April 2002, eleven purported class action lawsuits relating to the IPO were filed against the Debtor, the Underwriters and certain individuals in the United States District Court for the Southern District of New York (the "New York Court"). By order dated April 25, 2002, Judge Charles L. Brieant consolidated these actions as In re NewPower Holdings, Inc. Securities Litigation, No. 02 Civ. 1550 (CLB) (S.D.N.Y.) (the


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

"Securities Litigation"), and ordered the Securities Litigation plaintiffs (the "Plaintiffs") to serve and file a consolidated class action complaint (the "Complaint"), which was accomplished on or about July 31, 2002.

      5. The Complaint asserts numerous alleged violations of federal securities laws, including Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 (the "Securities Act") and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the IPO.

B.    The Debtor's Settlement of the Securities Litigation

      6. The Plaintiffs filed Proof of Claim No. 708 against the Debtor, seeking $500 million for the damages alleged in the Securities Litigation. On March 9, 2003 the Bankruptcy Court entered an Order authorizing the Debtor and the Plaintiffs to enter into that certain Stipulation of Settlement dated December 22, 2003 (the "Debtor's Securities Litigation Settlement"). The Debtor's Securities Litigation Settlement provided for the entry of an Order by the New York Court barring "[a]ll future claims for contribution, however denominated, arising out of the Securities Litigation by any person against the Settling Defendants." The Debtor's Securities Litigation Settlement was subsequently ratified by Order of the New York Court entered April 29, 2004.

C.    The Original Underwriter Claims

      7. Section 7(a) of the Underwriting Agreement provides:

            The [Debtor] agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section15 of the Act or Section 20 of the Securities Exchange act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give



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

            rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein.

Section 7(c) of the Underwriting Agreement provides:

           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless [the Company], to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

Section 7(d) of the Underwriting Agreement provides:

           The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request

      8. On or about October 7, 2002, the Underwriters filed Proof of Claim Nos. 672, 706, 707, 715 and 722 (the "Original Claims") against the Debtor's bankruptcy estate, asserting contingent and unliquidated indemnity claims for any liability assessed against the Underwriters in the Securities Litigation, together with the costs of defense related thereto and certain other claims pursuant to Section 501(b) of the Bankruptcy Code and Bankruptcy Rule 3005(a) (the "Underwriter Claims").



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

      9. On February 4, 2004, the Debtor filed an objection to the Underwriter Claims (the "502(e) Objection"), seeking disallowance of such claims pursuant to section 502(e)(1)(B) of the Bankruptcy Code due to their contingent and unliquidated nature.

      10. The Parties resolved the 502(e) Objection and on March 19, 2004 the Bankruptcy Court entered its Consent Order Regarding Objection to
Underwriters' Claims (the "Consent Order"), which provided in pertinent part that:

            (a) the Underwriter Claims would be allowed in the amount of $546,306.15 (the "Allowed Fee Amount");

            (b) the Underwriter Claims would be disallowed in all other respects;

            (c) the Underwriters' right to seek reconsideration of the Underwriter Claims for indemnity under Section 502(j) of the Bankruptcy Code (a "Reconsideration Motion") would be preserved;

            (d) the Debtor's rights, remedies or defenses respecting any Reconsideration Motion and "any claim for which the Underwriters seek reconsideration," would be preserved; and

            (e) the claim with respect to the Allowed Fee Amount would "not be subject to reconsideration" and was "finally resolved by [the Consent Order]."

D. The Underwriters' Settlement of the Securities Litigation and Assertion of Additional Claims

      11. On or about July 23, 2004 the Underwriters and the Plaintiffs entered into a Memorandum of Understanding (the "Memorandum") providing for the settlement of the claims against the Underwriters in the Securities Litigation for $15 million (the "Settlement Payment"). The terms of the Memorandum were incorporated into a formal Settlement Agreement dated September 9, 2004 (the "Underwriter Securities Litigation Settlement Agreement"). On



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

September 13, 2004, the New York Court entered an Order Preliminarily Approving Final Settlement and Providing Notice approving the Underwriter Securities Litigation Settlement Agreement on a preliminary basis and scheduling a hearing for November 30, 2004 to finally approve the terms of the Underwriter Securities Litigation Settlement Agreement.

      12. Upon entry into the Memorandum, the Underwriters filed the Reconsideration Motion, seeking to amend the Underwriter Claims to account for the Settlement Payment and accrued attorneys' fees and expenses since the entry of the Consent Order.

      13. On August 9, 2004, the Underwriters made a written request by letter (the "August 9 Letter"), seeking an increase in their allowed claim from $546,306.15 to $16,042,128.07 for "their liability to the Plaintiffs in the Securities Litigation for the fixed amount of $15,000,000" and "$1,042,128.07 in defense fees and costs." By letter dated September 3, 2004 (the "September 3 Letter"), the Debtor agreed to allow the Underwriters to increase their liquidated bankruptcy claims to include accrued attorney's fees and expenses of $495,821.92, subject to the complete reservation of rights agreed to in the Consent Order.

      14. Consistent with their August 9 Letter, the Underwriters filed their Motion for Reconsideration of Their Claims Pursuant to Bankruptcy Code Section 502(j) (the "Reconsideration Motion") on August 16, 2004. In conjunction with the Reconsideration Motion, the Underwriters objected (the "Underwriter Objection") to the Debtors' May 7, 2004 Motion Pursuant to Section 5.20 of the Debtors' Second Amended Chapter 11 Plan and Section 1142(b) of the Bankruptcy Code for an Order Authorizing the Payment of Interim Distributions to Stakeholders Under the Plan (the "Interim Distribution Motion"). The Court approved the Interim Distribution Motion by its Order Authorizing the Payment of Interim Distributions to Classes 8 through 11 under the Plan on September 17, 2004 (the "Interim Distribution Order").

However, as a result of the Underwriter Objection, the Interim Distribution Order created a reserve of $7,411,477 to account for the increase to the Underwriter Claims sought in the Reconsideration Motion (the "Underwriter Reserve").

      15. The Debtor opposes the Reconsideration Motion and denies the Underwriters are entitled to the indemnity sought in the Underwriter Claims. The Underwriters disagree with the Debtor's position, and believe that the Allowed Fee Amount portion of the Underwriter Claims has already been finally approved by the Court and that the Reconsideration Motion should be granted with respect to the remaining portion of the Underwriter Claims.

IV.   The Proposed Settlement Between the Parties

      16. The Debtor and the Underwriters have agreed to finally resolve the Underwriter Claims and the Reconsideration Motion on the terms set forth in the Stipulation Settling Underwriters' Claims attached hereto as Exhibit A (the "Stipulation"). These terms are as follows:

            (a) Within fifteen (15) days of the entry of an Order approving the Motion, the Debtor will make a lump sum payment of $1,042,128.07 to the Underwriters in complete and final satisfaction of the Underwriter Claims (the "Underwriter Payment");

            (b) Upon making of the Underwriter Payment, the Underwriters, on behalf of themselves, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, will be deemed to have fully and forever released, remised and discharged each of the Debtors and their bankruptcy estates of and from all manner of actions, causes of action, lawsuits, claims, counterclaims, damages, debts, obligations, liabilities, promises, defenses, agreements, costs, expenses (including attorneys' fees), and demands of whatsoever kind or nature, known or unknown, fixed or contingent, which the Underwriters, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys have, had, or may hereafter claim to have, in law or in equity, from the beginning of time to and including the date of this Motion, including, without limitation, the Underwriter Claims;

            (c) Upon making of the Underwriter Payment, the Underwriters, their predecessors, successors, agents, representatives, heirs, assigns, and



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

                  attorneys, shall be barred from suing or bringing any proceeding or action, in law or in equity, including, without limitation, any action in any court or arbitration forum, whether by original process or demand, claim, counterclaim, cross-claim, third-party process, interpleader, claim for indemnity or contribution, or otherwise, against the Debtors or the Debtors' estates for any matter settled, waived, or released herein;

            (d) Upon making of the Underwriter Payment, the Debtors, on behalf of themselves, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, will be deemed to have fully and forever released, remised and discharged each of the Underwriters of and from all manner of actions, causes of action, lawsuits, claims, counterclaims, damages, debts, obligations, liabilities, promises, defenses, agreements, costs, expenses (including attorneys' fees), and demands of whatsoever kind or nature, known or unknown, fixed or contingent, which the Debtors, the Debtors' bankruptcy estates, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys have, had, or may hereafter claim to have, in law or in equity, from the beginning of time to and including the date of this Motion;

            (e) Upon making of the Underwriter Payment, the Debtors, the Debtors' bankruptcy estates, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, shall be barred from suing or bringing any proceeding or action, in law or in equity, including, without limitation, any action in any court or arbitration forum, whether by original process or demand, claim, counterclaim, cross-claim, third-party process, interpleader, claim for indemnity or contribution, or otherwise, against any of the Underwriters for any matter settled, waived, or released herein;

            (f) Upon making of the Underwriter Payment, the Original Claims will be deemed withdrawn and expunged from the Debtors' Claims Register and the Underwriters shall have no other or further claim against any of the Debtors or their bankruptcy estates; and

            (g) The Reconsideration Motion will be deemed withdrawn with prejudice and resolved by entry of an Order approving the Underwriter Settlement.

V.    Relief Requested

      17. The Parties now request that the Court enter an order approving the Stipulation and granting the Debtor the authority to adjust the amount held in the Reserve Account so that the remaining portion of the Underwriter Reserve is returned to the general assets of the estate.



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

A.    Approval of the Stipulation Under Bankruptcy Rule 9019

      18. The factors generally considered by a bankruptcy court in deciding whether to approve a proposed settlement consist of: (a) The probability of success in the litigation; (b) the difficulties, if any, to be encountered in the matter of collection; (c) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (d) the paramount interest of the creditors and a proper deference to their reasonable views in the premises. See In re Justice Oaks II, Ltd., 898 F.2d 1544, 1549 (11th Cir. 1990), cert. denied, 498 U.S. 959, 111 S.Ct. 387 (1990) (citations omitted).

      19. A bankruptcy court has broad discretion to approve settlements. The presumption is that the court should approve settlements unless the proposed settlement falls below the lowest point of reasonableness. See In re Bicoastal Corp., 164 B.R. 1009, 1116 (Bankr. M.D. Fla. 1993). The facts of the case at bar, when applied to the factors set forth in Justice Oaks, clearly weigh in favor of approving the Stipulation1.

      i.    The probability of success in the litigation.

      20. The Debtor believes that it has a good probability of success on the merits based upon cases that hold indemnity provisions to be unenforceable in the context of securities claim liability under federal law. See, e.g., Eichenholtz v. Brennan, 52 F.3d 478, 484 (3rd Cir. 1995). In addition the Debtor also submits that the terms of the Underwriting Agreement do not permit the indemnity sought in the Underwriter Claims and applicable state law does not permit the Underwriters to seek indemnity from the Debtor.


------------------
      1 The Debtor is not asserting any affirmative claims against the Underwriters, so the difficulty in collection factor is inapplicable in this instance.

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

      21. While the Debtor believes it has strong defenses to the Underwriter Claims, it must acknowledge that (a) the authority upon which it relies may not bind this Court, (b) the terms of the Underwriting Agreement are subject to a good faith dispute and (c) there is no apparent definitive state law barring the Underwriter Claims. Accordingly, the Underwriter Claims sought by the Reconsideration Motion are asserted in good faith and do have some reasonable prospect for success on the merits. Further, because the Debtor agreed to allow the Underwriters' claims in the Consent Order and the September 3 Letter, the Debtor may have waived its right to contest the allowance of the Underwriters' legal fees and expenses up to that date.

      ii. Complexity, expense, inconvenience and delay attending the litigation

      22. There is potentially great complexity, expense, inconvenience and delay attending the litigation of the Reconsideration Motion and the Underwriter Claims. In addition to the Debtor's federal law defenses to the Underwriter Claims, the Debtor has numerous defenses that concern mixed issues of law and fact relating to the Parties' conduct in connection with the IPO. Discovery on these issues would be time consuming, expensive and inconvenient. In addition to discovery expense, the Parties would be required to incur significant expense briefing and arguing complex legal issues of federal indemnity law, New York indemnity law and contractual interpretation. Moreover, this litigation could potentially require a trial of the issues settled in the Securities Litigation by the Settlement Payment and Underwriter Securities Litigation Settlement Agreement. The delay caused by discovery and legal argument would indefinitely postpone the wind down of this Chapter 11 case. Accordingly, there is substantial complexity, expense, inconvenience and delay attending the litigation of the Underwriter Claims, which the Stipulation alleviates.

      iii. The interest of the creditors and deference to their reasonable views

      23. The Debtors are holding substantial assets for distribution on account of disputed claimants and equity holders. The size of the distribution to these stakeholders will depend upon (a) the limitation of ongoing administrative fees and expenses and (b) the reduction in the amount of disputed claims like the Underwriter Claims.

      24. The approval of the Stipulation would limit ongoing administrative costs to the Debtor's bankruptcy estate by ending the litigation of the Reconsideration Motion and Underwriter Claims and reducing claims against the Debtor's estate by discounting the Underwriter Claims from approximately $16 million (and a potential dollar value of more than $7 million) to a single cash payment of approximately $1 million. Accordingly, approval of the Stipulation is in the best interests of stakeholders.

B.    Approval For Adjustment of the Amount Held in the Reserve Account

      26. Should the Court approve the Stipulation, there will be approximately $6.4 million in excess funds held in the Reserve Account that was initially set aside on account of the Underwriter Claims under the Interim Distribution Order. The Interim Distribution Order specifically contemplates that, in the event certain disputed claims or interests are finally disallowed or allowed (which include the Underwriter Claims), any excess amount held in reserve on account of such disputed claim or interest should be returned to the general assets of the estate upon notice and a hearing. Specifically, the Interim Distribution Order provides:

      If, upon the final determination of the allowance or disallowance of a disputed claim or interest identified in Exhibit A, a portion of the funds in the Reserve Account is no longer needed to reserve for the Interim Distribution to the claimant holding such Claim or Interest, then the Company, upon Court approval after a duly noticed motion and hearing may adjust the amount in the Reserve Account with respect to such claimant and return to the general assets of the estate any funds no longer



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

      needed for the Reserve Account. Any party for whom a reserve has been established may, by duly noticed motion and hearing, seek to have the amount of its reserve adjusted upward.

Interim Distribution Order at 7. Accordingly, consistent with the procedures set forth in the Interim Distribution Order, the Debtor requests that, upon any order approving this Motion becoming a "Final Order", it be authorized to return the remaining portion of the Underwriter Reserve to the general assets of the estate.

               WHEREFORE, the Parties pray that this Court approve the Stipulation, allow the Debtor to return the amount of the Underwriter Reserve remaining (after payment of the Underwriter Payment) to the general assets of the estate and grant such other and further relief as is proper.

      RESPECTFULLY SUBMITTED, this 9th day of November, 2004.


TROUTMAN SANDERS, LLP                           MORRIS, MANNING & MARTIN, LLP

By: /s/ Thomas R. Walker                        By:  /s/ Frank W. DeBorde
    --------------------                             --------------------
    Jeffrey W. Kelley                                Frank W. DeBorde
    Georgia Bar No. 412296                           Georgia Bar No. 215415
    Douglas E. Ernst                                 Daniel P. Sinaiko
    Georgia Bar No. 249956                           Georgia Bar No. 648848
    Thomas R. Walker
    Georgia Bar No. 732755

    5200 Bank of America Plaza                       1600 Atlanta Financial Center
    600 Peachtree Street, NE                         3343 Peachtree Road, N.E.
    Atlanta, Georgia 30308-2216                      Atlanta, Georgia 30326-1044
    Telephone: (404) 885-3000                        Telephone:  (404) 233-7000
    Telecopier: (404) 885-3900                       Telecopier:  (404) 365-9532

Counsel for Credit Suisse First Boston, LLC      Special Counsel to NewPower Holdings, Inc.
UBS Financial Services, Inc., CIBC World
Markets, Chase Securities Inc. n/k/a J.P.
Morgan Securities Inc. and Citigroup Global
Markets Inc.

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



                                   Exhibit A
                                   ---------
                  (Stipulation Settling Underwriters' Claims)



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



                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION

In re:                         :     Chapter 11
                               :
NEWPOWER HOLDINGS, INC.,       :    Case No. 02-10836
                               :    (jointly administered with
           Debtor.             :    Case No. 02-10835)
                               :
                               :    Judge Drake
-------------------------------:

             STIPULATION SETTLING UNDERWRITERS' CLAIMS

      On October 28, 2004, NewPower Holdings, Inc., the debtor and debtor-in-possession in the above-styled bankruptcy case (the "Debtor"), and Credit Suisse First Boston, LLC (formerly known as Credit Suisse First Boston Corporation, in its own right and as successor in interest to Donaldson, Lufkin & Jenrette Securities Corporation and on behalf of DLJDirect, Inc.), UBS Financial Services, Inc. (as successor-in interest to PaineWebber Incorporated), CIBC World Markets Corp., Chase Securities Inc. (now known as J.P. Morgan Securities Inc.) and Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) (collectively, the "Underwriters," with the Debtor, the "Parties"), filed their Joint Motion For Authority To Compromise and Settle Claims Pursuant to Bankruptcy Rule 9019 (the "Motion"). With the understanding that all capitalized terms not defined herein shall have the meaning set forth in the Motion, the Parties stipulate and agree as follows:

      1. Within fifteen (15) days of the entry of an Order approving the Motion, the Debtor will make a lump sum payment of $1,042,128.07 to the Underwriters in complete and final satisfaction of the Underwriter Claims (the "Underwriter Payment");

      2. Upon making of the Underwriter Payment, the Underwriters, on behalf of themselves, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, will be deemed to have fully and forever released, remised and discharged each of the Debtors and their bankruptcy estates of and



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

            from the all manner of actions, causes of action, lawsuits, claims, counterclaims, damages, debts, obligations, liabilities, promises, defenses, agreements, costs, expenses (including attorneys' fees), and demands of whatsoever kind or nature, known or unknown, fixed or contingent, which the Underwriters, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys have, had, or may hereafter claim to have, in law or in equity, from the beginning of time to and including the date of this Motion, including, without limitation, the Underwriter Claims;

      3. Upon making of the Underwriter Payment, the Underwriters, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, shall be barred from suing or bringing any proceeding or action, in law or in equity, including, without limitation, any action in any court or arbitration forum, whether by original process or demand, claim, counterclaim, cross-claim, third-party process, interpleader, claim for indemnity or contribution, or otherwise, against the Debtors or the Debtors' estates for any matter settled, waived, or released herein;

      4. Upon making of the Underwriter Payment, the Debtors, on behalf of themselves, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, will be deemed to have fully and forever released, remised and discharged each of the Underwriters of and from the all manner of actions, causes of action, lawsuits, claims, counterclaims, damages, debts, obligations, liabilities, promises, defenses, agreements, costs, expenses (including attorneys' fees), and demands of whatsoever kind or nature, known or unknown, fixed or contingent, which the Debtors, the Debtors' bankruptcy estates, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys have, had, or may hereafter claim to have, in law or in equity, from the beginning of time to and including the date of this Motion;

      5. Upon making of the Underwriter Payment, the Debtors, the Debtors' bankruptcy estates, their predecessors, successors, agents, representatives, heirs, assigns, and attorneys, shall be barred from suing or bringing any proceeding or action, in law or in equity, including, without limitation, any action in any court or arbitration forum, whether by original process or demand, claim, counterclaim, cross-claim, third-party process, interpleader, claim for indemnity or contribution, or otherwise, against any of the Underwriters for any matter settled, waived, or released herein;

      6. Upon making of the Underwriter Payment, the Original Claims will be deemed withdrawn and expunged from the Debtors' Claims Register and the Underwriters shall have no other or further claim against any of the Debtors or their bankruptcy estates; and

      7. The Reconsideration Motion will be deemed withdrawn with prejudice and resolved by entry of an Order approving the Underwriter Settlement.



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